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                                                                       EXHIBIT 8



                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                               November 17, 1994



Price/Costco, Inc.
10809 120th Avenue N.E.
Kirkland, Washington 98003
Price Enterprises, Inc.
4649 Morena Boulevard
San Diego, California 92117



             Re:__ Federal Income Tax Treatment of the Distribution


      of Common Stock of Price Enterprises, Inc.
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Ladies and Gentlemen:



    We have acted as special counsel to Price/Costco, Inc., a Delaware corporation ("PriceCostco"), in connection with the contemplated distribution to holders of PriceCostco's common shares of all the outstanding shares of common stock of Price Enterprises, Inc., a Delaware corporation ("Price Enterprises"), by means of an exchange offer and/or a dividend and certain related transactions (collectively, the "Transaction"). You have requested our opinion regarding the description of the United States Federal income tax consequences of the Transaction contained in the Registration Statement on Form S-4 (Registration No. 33-55481) of Price Enterprises, initially filed with the Securities and Exchange Commission on September 15, 1994 (such Registration Statement, as amended from time to time, the "Registration Statement").



    Our opinion is based upon an examination of the Registration Statement, the Amended and Restated Agreement of Transfer and Plan of Exchange dated as of November 14, 1994 (the "Transfer and Exchange Agreement") and PriceCostco's Form 10-K for the fiscal year ended August 28, 1994, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of PriceCostco, Price Enterprises, and others, and our opinion is premised, in part, on the veracity of such statements and representations. We have also assumed that the Transaction will be consummated in accordance with the Transfer and Exchange Agreement and the description in the Registration Statement.



    In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and the pertinent judicial authorities and interpretive rulings of the Internal Revenue Service.



    Although the discussion in the Registration Statement under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States Federal income tax consequences of the Transaction to PriceCostco's stockholders, PriceCostco, and Price Enterprises, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the material United States Federal income tax consequences of the Transaction.



    Except as set forth above, we express no other opinion as to the tax consequences of the Transaction to any party under Federal, state, local or foreign laws. We are furnishing this opinion to you solely in connection with the Transaction and this opinion is not to be used, circulated, quoted, or otherwise referred to (other than in the Registration Statement) for any other purpose without our written permission.

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    We consent to the filing of this  opinion as an exhibit to the  Registration
Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.



                                        Sincerely,



                                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM